UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2007

DARK DYNAMITE INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(State or other jurisdiction of incorporation or organization)
1-10559 (Commission File Number)	65-1021346 (IRS Employer Identification Number)

E Pang Gong Site, 44 Hong Guang Road, Xi An, P.R.China 710068
(Address of principal executive offices)

(8629) 8436-8561
(Issuer's telephone number)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This Current Report on Form 8-K is filed by Dark Dynamite Inc., a Nevada corporation (“Registrant”), in connection with the items described below.

ITEM 8.01 Other Events

The Registrant has announced that Shanxi Qin Afang Palace Tourism Development, Inc. (“Afang”) 1, has signed a cooperation agreement with Shaanxi Tourism Press.  Pursuant to the contract, Afang will cooperate with Shaanxi Travel Press in connection with a project called the Harmony Shaanxi Tour, an event connecting 30 scenic spots throughout Shaanxi via a tourism network.  The cooperation agreement has been approved by the Shaanxi Provincial Tourism Bureau. The theme park “E Pang Palace” which is owned by Afang with 90% of net income of this project payable to Shaanxi Kai Da Tourism Consultant Co., Ltd. (the Registrant’s subsidiary), is one of the spots featured on the tour network.  The Registrant hopes to generate higher revenues as a result of this contract and expects an influx of visitors to the theme park.

2

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dark Dynamite, Inc.

DATED: August 24, 2007	By:	/s/ Lei, Ming
Lei, Ming, President

_______________________________________
1The Registrant’s subsidiary Shaanxi Kai Da Tourism Consultant Co., Ltd. holds contractual rights to 90% of Afang’s revenue per annum.

3